                                                                    Exhibit 10.3

               CARPETMAX -REGISTERED TRADEMARK- FRANCHISE AGREEMENT

                                     BETWEEN

                                 CARPETMAX, L.P.

                                       AND

                         -------------------------------



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                                TABLE OF CONTENTS


                                                                                                           PAGE NO.
        1.      GRANT OF FRANCHISE................................................................................1
        2.      FRANCHISE FEE.....................................................................................3
        3.      TERM..............................................................................................3
        4.      PROPRIETARY MARKS.................................................................................3
        5.      OBLIGATIONS OF THE COMPANY........................................................................4
        6.      DEALER'S OPERATIONAL COVENANTS....................................................................5
        7.      ADVERTISING AND MARKETING.........................................................................9
        8.      CONFIDENTIAL INFORMATION..........................................................................9
        9.      DISCLAIMER OF WARRANTY AND LIMITATIONS ON LIABILITY..............................................10
        10.     RESTRICTIVE COVENANT.............................................................................10
        11.     RIGHT TO ACCESS, INSPECTION AND FINANCIALS.......................................................10
        12.     INDEMNIFICATION AND INSURANCE....................................................................11
        13.     TERMINATION......................................................................................11
        14.     RIGHTS AND DUTIES OF PARTIES UPON TERMINATION....................................................14
        15.     TRANSFERABILITY OF INTEREST......................................................................15
        16.     GOVERNING LAW....................................................................................17
        17.     INDEPENDENT CONTRACTOR...........................................................................17
        18.     WAIVERS..........................................................................................17
        19.     INJUNCTIVE RELIEF................................................................................18
        20.     RIGHT TO OFFSET..................................................................................18
        21.     NOTICES..........................................................................................18
        22.     ATTORNEYS' FEES AND LATE CHARGES.................................................................18
        23.     SEVERABILITY AND CONSTRUCTION....................................................................18


        24.     ARBITRATION......................................................................................19
        25.     LIMITATION ON CERTAIN LIABILITY..................................................................20
        26.     ENTIRE AGREEMENT.................................................................................20
        27.     MISCELLANEOUS PROVISIONS.........................................................................20


Schedule "A" - Dealer's Exclusive Area and Miscellaneous Information

Schedule "B" - Merchandise Introductory Package

Schedule "C" - State-Specific Amendments

Schedule "D" - Guaranty by The Maxim Group, Inc.

              CARPETMAX -REGISTERED TRADEMARK- FRANCHISE AGREEMENT


        THIS AGREEMENT, made this ______ day of __________________, 19__, between Carpetmax, L.P., a Georgia limited partnership with its principal place of business at 210 TownPark Drive, Kennesaw, Georgia 30144 (the "Company"), and ___________________ ____________________________________ (the "Dealer") a (check one) ____ individual ____ partnership or ____ corporation organized under the laws of the State of ___________________ with its principal place of business set forth on Schedule "A" hereto.

                                   WITNESSETH:

        WHEREAS, through the expenditure of considerable time, effort and money, the Company and its general partner, The Maxim Group, Inc. ("Maxim"), have developed a special expertise for the operation of a retail floor covering business which include certain unique and proprietary products, goods and services and business methodologies, operational procedures, business techniques, advertising, sales and promotional techniques, personnel training, purchasing practices, merchandising programs, access to favorable pricing from suppliers and distributors of floor covering products, and other matters relating to the efficient operation of such businesses (hereinafter collectively referred to as the "System") which will be marketed to the public under the name CarpetMAX -REGISTERED TRADEMARK- and such other trademarks, service marks, trade names, logotypes, trade symbols, emblems, signs, slogans, and insignias as may from time to time be created and licensed by the Company for use in connection with the franchise granted hereunder (collectively, the "Proprietary Marks"). The Company has expended substantial sums of time, effort and money in developing and improving the System and in advertising and promoting the Proprietary Marks. By these efforts, the Company has established valuable goodwill in connection with the System and Proprietary Marks;

        WHEREAS, the Dealer currently operates one or more retail floor covering businesses and after investigating the System and the Company's franchise network has determined that there are significant advantages to becoming a franchisee of the Company;

        WHEREAS, the Dealer desires to receive a license from the Company by which it will have the right to utilize the System and the Proprietary Marks pursuant to the terms hereof. By entering into this Agreement, the Dealer recognizes the actual and potential value of adding the System and the Proprietary Marks to the Dealer's existing business. Dealer acknowledges that it is essential to the maintenance of the high standards which the public has come to expect of authorized franchisees of the Company, and to the preservation of the integrity and goodwill of the System and the Proprietary Marks, that each franchisee adhere to certain uniform procedures and policies as further described below; and

        WHEREAS, the Company is willing, upon the terms and conditions described in this Agreement, to license the Dealer to operate a business which will utilize the System and the Proprietary Marks.

        NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.      GRANT OF FRANCHISE

        a. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Dealer and the Dealer hereby accepts, the franchise and license to operate one or more CarpetMAX -REGISTERED TRADEMARK- stores (hereinafter any and all stores operating under the System will be referred to as the "Store") using the Proprietary Marks in conformity with the System within the geographic area described on Schedule "A" (the "Exclusive Area").

        b. During the term of this Agreement and so long as the Dealer is not in default hereof, the Company shall not license others to operate, anywhere within the Exclusive Area, a CarpetMAX -REGISTERED TRADEMARK- franchise or a retail flooring business utilizing the Proprietary Marks. However, since the Dealer's license hereunder is limited to using the System and Proprietary Marks in the Exclusive Area, the Company and its affiliates may own, operate, license, franchise or in any manner authorize the operation of CarpetMAX -REGISTERED TRADEMARK- businesses at any location outside the Exclusive Area, even in areas immediately adjacent to the Exclusive Area. Additionally, the Company and its affiliates have the right, within or outside the Exclusive Area, to develop, produce, market and sell, under one or more brands and trade names (other than the CarpetMAX -REGISTERED TRADEMARK- brand or trade name) products and services of the type sold or promoted by CarpetMAX -REGISTERED TRADEMARK- stores and to do so through similar or dissimilar channels of distribution, pursuant to terms and conditions the Company and its affiliates deem appropriate and the Company and its affiliates have the right to provide the products and services they provide to CarpetMAX -REGISTERED TRADEMARK- franchisees under the System to other retail floor covering businesses within and outside the Exclusive Area on whatever terms and conditions they deem appropriate. Furthermore, the Company and its affiliates have the right to operate or grant franchises to operate floor covering outlets within the Exclusive Area under brands, trade names and marks other than the Proprietary Marks. Nothing in this Agreement shall be deemed to restrict the Company, Maxim or any of its or their affiliates (i) from acquiring an existing retail floor covering store or group of stores (whether owned or licensed) and operating such stores in the manner they were operated at the time of such acquisition, including any such stores located in the Exclusive Area or (ii) from being acquired by any party regardless of other lines of business owned by such other party, including retail floor covering stores operating in the Exclusive Area.

        c. Dealer acknowledges that an affiliate of Company, GCO, Inc. ("GCO"), operates and franchises others to operate discount, outlet and warehouse type floor covering stores under the name "GCO Carpet Outlet". Nothing herein shall preclude GCO or any other affiliate of the Company from operating or licensing others to operate a retail floor covering outlet within the Exclusive Area using the "GCO Carpet Outlet" name or the GCO Carpet Outlet franchise system. In connection with the foregoing, Dealer agrees that it is precluded from using the Proprietary Marks or the System with a discount, outlet or warehouse type floor covering store or to advertise or position its Store as a discount, outlet or warehouse type floor covering business. To the extent that Dealer has an existing retail floor covering outlet which it currently positions as a discount, outlet or warehouse type business, Dealer understands and agrees that such outlet shall not be franchised hereunder and shall not become part of the CarpetMAX -REGISTERED TRADEMARK- franchise system.

        d. Dealer acknowledges that an affiliate of Company, CarpetsPlus of America, Inc. ("CarpetsPlus"), operates a national resource network specializing in the retail flooring industry. CarpetsPlus, offers franchises to operators of retail floor covering stores which permit franchisees to purchase products and other services from CarpetsPlus and its variety of designated suppliers and distributors. Dealer acknowledges that CarpetsPlus franchisees will operate full service retail floor covering stores within the Exclusive Area and that nothing in this Agreement precludes CarpetsPlus from selling franchises within the Exclusive Area. The Dealer shall have no right to use any trademarks, service marks or logotypes associated with the CarpetsPlus franchise network.

        e. Except for the rights expressly granted to Dealer under this Agreement, the license granted under this Agreement is non-exclusive, and the Company and its affiliates, including Maxim, GCO and CarpetsPlus, reserve for themselves all rights with respect to the System, the Proprietary Marks and business of the Company.

        f. Dealer may sell CarpetMAX -REGISTERED TRADEMARK- private-labeled products only from a Store which is an authorized CarpetMAX -REGISTERED TRADEMARK- franchised location within the Exclusive Area. It may, however, install such products outside of the Exclusive Area, provided, however, that such products are sold to and installed on behalf of the ultimate consumer of these products and are not sold for resale or redistribution. Company shall have the right to terminate this Agreement immediately in the event Dealer sells CarpetMAX -REGISTERED TRADEMARK- private-labeled products to any supplier, distributor, broker or other similar entity of floor covering products either within or outside its Exclusive Area.

        g. Upon execution of this Agreement and payment of the Franchise Fee as specified below, Dealer will receive the merchandise introductory package shown on Schedule "B" for one Store within the Exclusive Area (the "Merchandise Package"). Merchandise Packages for other authorized Stores operated by the Dealer within the Exclusive Area are available from the Company in accordance with its standard policies and published prices.

2.      FRANCHISE FEE

        a. In consideration for its right to use the System and Proprietary Marks and other assistance and services Dealer will receive in connection with the CarpetMAX -REGISTERED TRADEMARK- franchise, Dealer agrees to pay to the Company a franchise fee of $35,000 (the "Franchise Fee"). The Dealer has elected to pay the Franchise Fee as follows (check appropriate box):

/ / $33,250 upon execution of this Agreement in full payment of its Franchise Fee;

        OR

/ /     $3,000 upon execution of this Agreement and the balance paid as follows:
        (i) $2,000 on or before 90 days after this Agreement becomes effective,
        (ii) $2,000 on or before 180 days after this Agreement becomes effective and (iii) the balance of $28,000 due and payable in four consecutive annual payments of $7,000 plus interest on the unpaid balance at the rate of 10% per annum, which payments shall be due and payable on the first four anniversary dates of this Agreement. Upon request, the Company will supply the Dealer with an amortization schedule for this installment payment option.

        b. The Franchise Fee is deemed fully earned upon the execution of this Agreement and is nonrefundable, either in whole or in part, except as may otherwise be provided in Section 12.b.(iii) of this Agreement.

3.      TERM

        This Agreement shall take effect as of the date first written above (the "Effective Date") and shall continue in full force and effect for an indefinite period, unless and until terminated by one of the parties as provided in this Agreement.

4.      PROPRIETARY MARKS

        a. Dealer acknowledges that the Company has by this Agreement licensed Dealer to use the Proprietary Marks, and that the Company is the exclusive owner of the Proprietary Marks and entitled to all goodwill associated with the Dealer's use of the Proprietary Marks. Dealer agrees not to contest the validity of the Proprietary Marks during or after the term of this Agreement. Apart from the right of Dealer to use the Proprietary Marks pursuant to this Agreement, Dealer shall acquire no right, title or interest of any kind or nature whatsoever in or to the Proprietary Marks or the associated goodwill. Dealer shall use the Proprietary Marks only in connection with the System. Dealer agrees to use the Proprietary Marks solely in compliance with this Agreement and the rules established from time to time by the Company, such compliance being essential to maintain the value of the Proprietary Marks. Dealer agrees not to manufacture, market or sell products or perform services under the Proprietary Marks which are not floor covering products or services otherwise approved by Company or use the Proprietary Marks in any way not explicitly authorized by this Agreement or otherwise in writing by Company. Dealer acknowledges the substantial goodwill value of the Proprietary Marks and Dealer will not use the Proprietary Marks in any manner to impair the goodwill of the Proprietary Marks nor take any action which will harm or jeopardize the Proprietary Marks, or Company's ownership thereof, in any way.

        b. Dealer shall display the Proprietary Marks only in such form and manner as is specifically approved by the Company and, upon request by Company, affix any legends, markings and notices of trademark registration or franchisor-franchisee relationships specified by the Company or any other notice of Company's ownership. Dealer hereby agrees not to use any Proprietary Mark as any part of its corporate or legal business name except any fictitious name registration permitted hereunder. Company shall have the right to approve all stationery, promotional items, displays and other materials using the Proprietary Marks prepared by Dealer. Dealer agrees to follow Company's instructions regarding proper usage of the Proprietary Marks in all respects.

        c. Dealer shall immediately notify Company in writing of any apparent infringement of, or challenge to, the Company's, or Dealer's use of any of the Proprietary Marks, or claim by any entity of any rights in any Proprietary Mark or similar trade name or trademark of which the Dealer becomes aware. At its own expense, Company shall defend Dealer against such challenge, and shall take action against uses by others that, in the opinion of counsel to the Company, constitute infringement of the Proprietary Marks. Dealer agrees to execute any and all documents and give any assistance and do any acts that counsel to Company deems are necessary or advisable in order to protect the interests of the Company, provided, that the Company shall reimburse the Dealer for the reasonable out-of-pocket expenses incurred by it in furnishing such assistance. With respect to any litigation or proceeding undertaken by the Company pursuant to this Section 4, the Company will not be bound to defend the Dealer unless the Dealer's use of the Proprietary Marks has been pursuant to and in compliance with this Agreement or instructions provided to it by the Company. Decisions regarding action involving the protection and defense of the Proprietary Marks, and the settlement of any litigation involving same, shall be solely in the discretion of Company and Dealer shall take no action in this regard without the express written permission of Company.

        d. Company shall have the right at any time, upon notice, to make additions to, deletions from, and changes in the Proprietary Marks at its complete discretion, and Dealer shall adopt and use any and all such additions, deletions and changes pursuant to Company's instructions. Dealer shall use the Proprietary Marks that are appropriate for the nature of the Dealer's business as determined by the Company. Company shall not be liable to Dealer for any alleged injury to goodwill, loss of future sales or consequential or special damages in the event the Dealer is required to discontinue use of the Proprietary Marks.

        e. Dealer agrees to join with the Company in any application to enter Dealer as a registered or permitted user or the like of the Proprietary Marks with an appropriate governmental agency or entity. Upon termination of this Agreement for any reason whatsoever, Company may immediately apply to cancel Dealer's status as a registered or permitted user and Dealer shall consent in writing for the cancellation and shall join in any cancellation petition. The expense of any of the foregoing recording activities shall be borne by Company.

5.      OBLIGATIONS OF THE COMPANY

        During the term hereof, Company and its affiliates agree to provide Dealer with the following assistance, services or payments:

        a. continual and ongoing training of Dealer's employees in different aspects of the operation of a retail floor covering outlet including, without limitation, providing such employees with the Company's then-current training programs regarding sales training, sales management training, new employee training, train the trainer training, human resource training, all installation accreditation programs established by the Company and sales success system (S3) training. All training programs will be offered at no charge and will be conducted at one of the Company's designated training facilities. Company agrees to offer these programs as often as is necessary to meet the reasonable requests of Dealer, however, the Company reserves the right to establish reasonable rules regarding scheduling and attendance at these programs. Dealer shall be responsible for all travel and living expenses incurred in attending these training programs, as well as the wages or salaries of the persons receiving the training and the costs associated with the various program materials such as books, tapes and written brochures and any shipping and handling charges if these materials are delivered to the Dealer;

        b. continual and ongoing access to and use of Maxim Marketing or its successor, for advertising and promotional services so that the Dealer will receive at no charge (i) all advertising and promotional programs and materials produced or created by Maxim Marketing for the System for radio, television or print media including ad slicks, circulars, direct mail pieces and broad sheets, (ii) unlimited use of the CarpetMAX -REGISTERED TRADEMARK-jingle and (iii) grand opening kits. Dealer remains obligated to pay for the costs associated with these programs and materials (and any customizing), the cost of purchasing media, film, paper, and plates and other hard costs and any shipping and handling charges associated with delivering these items to the Dealer. Point of purchase materials will be available to the Dealer at the Company's cost plus shipping and handling charges;

        c. unlimited access to the Company's satellite network. Dealer will be required to obtain the necessary equipment to access the network, which equipment will be available only from suppliers designated by the Company which may include only the Company or an affiliate of the Company. When purchasing the equipment from the Company or its affiliate, Dealer will be required to sign the then-current form of Satellite Equipment Purchase Agreement. Dealer shall also be responsible for (i) bearing all charges associated with equipment "hook-up" and installation using only installers designated by the Company and (ii) all ongoing equipment maintenance expenses. As long as Dealer complies fully and completely with the terms of this Agreement, the Company will waive all monthly programming charges associated with the network, otherwise Dealer agrees to pay continually such then-current monthly programming charges.

        d. ongoing assistance and advice by the Company's support staff to the Dealer regarding store planning concepts and designs including production of floor plans tailored to the Dealer's Store. Dealer shall be responsible for any shipping and handling charges associated with the Company delivering plans or materials to Dealer and excessive changes or modifications requested by the Dealer may result in the Company charging Dealer for the charges or modifications at its then-current hourly rate;

        e. at no charge, the Dealer's Store will be listed on the Company's World Wide Web Site. At Dealer's request, Company will provide assistance to the Dealer in establishing its own World Wide Web Site, which assistance will be charged at the Company's then-current hourly rate;

        f. assistance to Dealer in financing its purchase of required CarpetMAX -REGISTERED TRADEMARK- signage at rates competitive with third party financing otherwise available to the Dealer; and

        g. rebates from the Company's designated carpet suppliers equal to 2% of the Dealer's total purchases of selected carpet products from such designated suppliers. Dealer acknowledges that not all product purchases from designated suppliers will generate rebates. Company will provide Dealer with a list of designated suppliers on a regular basis. Such cash rebates, if any, will be paid to Company or its affiliate on behalf of Dealer and distributed to Dealer on an annual basis.

6.      DEALER'S OPERATIONAL COVENANTS

        Dealer acknowledges and agrees that its operation of the Store is important to the Company in order to develop and maintain high and uniform standards of quality, service, facilities and techniques, to the increase the demand for the System and the products offered thereunder, and to protect the reputation and goodwill of the Company and its franchisees. Accordingly, Dealer specifically covenants and agrees:

        a. Dealer agrees to use its best efforts to promote the products and services offered under or through the CarpetMAX -REGISTERED TRADEMARK- System at each Store identified on Schedule "A". Subject to compliance with Sections 6c. and d. below, this Agreement does not preclude Dealer from offering for sale at each Store any type of products or services it desires.

        b. Dealer acknowledges and agrees that if it purchases private-labeled products from Company and it elects to give or use the CarpetMAX -REGISTERED TRADEMARK- warranty associated with such products, then, as between the parties to this Agreement, Dealer is the party primarily responsible for honoring such warranty to the extent Dealer is capable of doing so and the warranty would reasonably be assumed to require Dealer to do so. Dealer agrees to indemnify, defend and hold harmless the Company, its officers, directors, shareholders, and affiliated entities from any and all liability arising out of Dealer's failure to fulfill the foregoing or to honor its responsibilities under the CarpetMAX -REGISTERED TRADEMARK-warranty. Company agrees to cause all manufacturers of its private-labeled products to warrant such products to Dealer in accordance with their normal and customary warranty practices.

        c. Dealer recognizes that it is essential to the proper marketing of all CarpetMAX -REGISTERED TRADEMARK- franchisees and the preservation and promotion of their reputation and acceptance by the public at large, that uniform standards of quality be maintained. Accordingly, as part of the consideration for this Agreement, Dealer agrees that it will at all times offer and dispense such products and services as shall meet the reasonable specifications and standards designated from time to time in writing by the Company. Additionally, since all CarpetMAX -REGISTERED TRADEMARK- franchisees of the Company are required to execute a franchise agreement in a form substantially similar to this Agreement, Dealer understands the importance of complying with the terms of this Agreement and certain specifications and standards mandated by the Company and, where appropriate, Dealer will operate its Store in accordance with the System as it may change from time to time.

        d. Throughout the term of this Agreement, Dealer shall purchase no less than 90% of its total purchases of floor covering products intended for sale through its Store from manufacturers, suppliers or distributors designated by the Company and sanctioned by the CarpetMAX -REGISTERED TRADEMARK- Advisory Council (the "CAC"). Company and the CAC reserve the right to designate, from time to time, a supplier for products or materials to be sold through the Store and to require the Dealer to use such designated supplier. Consistent with the foregoing and unless otherwise agreed to by the Company, throughout the term of this Agreement, Dealer agrees to offer CarpetMAX -REGISTERED TRADEMARK- Center Stage line of floor covering and related products at the Store. Dealer acknowledges that in consideration of this Agreement and the services provided by the Company hereunder, the Company or its affiliates may receive rebates or commissions from the Company's designated suppliers or distributors based upon Dealer's purchases or, in the event the Company has negotiated a price discount for its franchisees with selected suppliers or distributors, the full dollar amount of the discount eligible to be received by the franchisees may not be passed on to Dealer and will instead be paid to the Company or its affiliates. Dealer's failure to comply with the purchase obligations of this Section 4d. above shall constitute a default of this Agreement thereby entitling the Company to terminate this Agreement and the CarpetMAX -REGISTERED TRADEMARK-franchise granted hereunder. The prices charged to Dealer for products and services obtained through designated suppliers or distributors may contain rebates other than those paid to the Company or its affiliates as described above which the Company is collecting on behalf of the Dealer. Company shall hold these funds for Dealer and, on an annual basis, shall remit to Dealer the amount of rebates allocable to its respective purchases from designated suppliers or distributors. All sums which the Company shall receive on Dealer's behalf are acknowledged to be Dealer's funds and are being held by the Company for the administrative convenience of Dealer and the Company. Notwithstanding the foregoing, to assure payment to the Company of monies due to it from the Dealer, Dealer hereby irrevocably grants the Company the continuing right to use all such rebates described herein to offset any and all monies due to Company or any affiliate by Dealer including, without limitation, monies Company has paid to unaffiliated third parties due to Company's guarantee of Dealer's obligation to such third parties. Company will maintain records of Dealer's purchases, however, to help verify that Dealer is paid the proper rebate amount due to it, Dealer shall provide written documentation to the Company, within 60 days after the end of each month, specifying the amount of its purchases from designated suppliers or distributors during the preceding month. For example, purchases during October shall be reported to Company by the end of December.

        e. Company may from time to time offer guidance to Dealer regarding its retail prices for products and services offered by CarpetMAX -REGISTERED TRADEMARK- franchisees. Dealer shall not be obligated to accept any such guidance, and shall have the sole right to determine the prices charged for products and services at its Store. No such guidance shall be deemed or construed to impose upon the Dealer any obligation to charge any fixed minimum price for any product or service offered by Dealer.

        f. Dealer will respond in a timely manner to all surveys regarding the operation of its Store conducted by the Company or any affiliate.

        g. Dealer will meet the minimum standards of business ethics which are adopted by the local chapter of the Better Business Bureau (or a similar organization acceptable to the Company) operating within the Exclusive Area. In addition, Dealer will notify the Company promptly of any complaint or claim filed against Dealer with the Better Business Bureau or such other organization, and will act diligently to resolve the claim or complaint to the Company's satisfaction in a timely manner, but in no event later than 30 days after the complaint or claim is filed.

        h. On an annual basis, Dealer will submit to the Company exterior and interior color photographs of its Store sufficient for the Company to view all areas of the Store including, without limitation, merchandising displays, the Store's floor plan and layout, all signage and training facilities and offices.

        i. Dealer agrees to send at least one management level employee to all CarpetMAX -REGISTERED TRADEMARK- regional meetings and all CarpetMAX -REGISTERED TRADEMARK- conventions, annual or otherwise. Company agrees not to charge a registration fee for these meetings or conventions, although Dealer is responsible for its transportation and living expenses (including reimbursement of room reservation charges incurred by Company) incurred in attending these meetings and conventions.

        j. At each Store, Dealer must enroll and participate in either the "Wall-To-Wall" consumer credit program or the successor program thereto, or an alternative consumer credit program approved by the Company. Dealer agrees to use its best efforts to ensure its customers are aware of the availability of these programs prior to or at the time of the purchase of floor covering items.

        k. Dealer understands and acknowledges that to help the quality, standards and uniformity of the CarpetMAX -REGISTERED TRADEMARK- System and the reputation and goodwill associated with the CarpetMAX -REGISTERED TRADEMARK- name and the Proprietary Marks, Dealer covenants and agrees to deal fairly and honestly with all customers and to render prompt, courteous and willing service. Dealer covenants and agrees to comply fully with all applicable federal, state and local laws, statutes, ordinances and regulations governing the operation of its business including, but not limited to, those regulations promulgated by the Equal Employment Opportunity Commission and the Occupational Safety and Health Administration. Dealer will conduct itself and operate its Store in a manner so as to promote a good public image in the business community. Consistent with the foregoing, Dealer shall properly respond to customer inquiries or complaints and shall take such other steps as may be required to provide positive customer relations. Dealer shall use its best efforts to promote the reputation of the System and the Proprietary Marks by fostering the positive growth and development of the community surrounding its Store through contributions (financial or otherwise) to local charities and conducting other public relations functions which will reflect positively on the Dealer, the Store and the CarpetMAX -REGISTERED TRADEMARK- brand.

        l. Dealer will promptly pay when due all taxes and other obligations owed to third parties including, without limitation, all federal, state and local taxes, and any and all accounts payable and other indebtedness of every kind, incurred by Dealer in the operation of its Store including debts to the Company and its affiliates and undisputed debts to its distributors and suppliers.

        m. Dealer shall at all times actively promote the sale of products from the Store and will use its primary and best efforts to cultivate, develop and expand the market for CarpetMAX -REGISTERED TRADEMARK- branded products at the Store.

        n. Dealer's sales management and sales staff employees must successfully complete a minimum level of mandatory on-going training programs offered by the Company at one of the Company's designated training facilities. This training will be offered without charge. Company will advise the Dealer in writing of the types of training offered, the schedules for training and the job description of those persons required to attend each program. Dealer shall be responsible for purchasing all training materials and manuals and for any travel, room and board expenses and other expenses incurred in connection with attendance at the training programs, as well as wages or salaries of its employees attending the training.

        o. All Dealer's floor covering installers must successfully complete, achieve and maintain the level of "accredited floor covering installer" as defined by the Company's then-current floor covering accreditation standards. Dealer agrees that only accredited installers shall install products purchased at the Store and, at all times during performance of floor covering installation and related services, all accredited installers must wear identification issued by the Company to designate such accreditation.

        p. Each CarpetMAX -REGISTERED TRADEMARK- Store operated by Dealer must participate in the Company's satellite network, which permits the Company to broadcast information about sales training, store merchandising, roll and remnant specials, area rug runs and other topics which the Company believes to be of interest to the franchises. Unless otherwise agreed to by the Company, Dealer will be required to purchase the necessary equipment from the Company or its affiliates and to install the equipment using only installers approved by the Company. Dealer will be responsible for all hook-up charges and other installation expenses necessary to install the equipment at a Store. As long as Dealer complies fully and completely with the terms of this Agreement, the Company will waive the monthly programming charges normally associated with its satellite network.

        q. Dealer will require all employees to wear the standard then-current CarpetMAX -REGISTERED TRADEMARK- attire established and approved by the Company. Company will sell the attire to the Dealer at its cost. All employees will present a clean and neat appearance and will practice good personal hygiene and grooming.

        r. Dealer must display prominently at least one CarpetMAX
-REGISTERED TRADEMARK- Flooring Center stand-alone logo sign inside and outside its Store, in a manner prescribed or approved in writing by the Company. The signs must be purchased from a designated signage supplier or another supplier approved in writing in advance by the Company. Additionally, the Dealer will only display signs bearing the Proprietary Marks which comply with guidelines established by the Company and which have been approved by the Company in writing.

        s. Dealer agrees that at least one owner or general manager of the Dealer will attend the initial CarpetMAX -REGISTERED TRADEMARK- orientation training program conducted by the Company for CarpetMAX -REGISTERED TRADEMARK- dealers at such time and place as the Company shall decide and shall be communicated to Dealer. Dealer shall be responsible for purchasing all training materials and for any travel, room and board and other expenses incurred by its attendees in connection with such training.

        t. Dealer agrees to ensure that each Store obtains and maintains adequate computer and related equipment necessary and appropriate for Dealer's employees and agents at each Store to access at all times the Company's on-line extranet communication system. In connection with its use of the extranet communication system, Dealer agrees to pay the Company a monthly administration and license fee for each computer user. Dealer agrees to pay such license fees on a yearly basis in advance. Finally, in connection with its use of the extranet communication system, Dealer shall be responsible for ensuring each computer has access to the internet through an acceptable internet service provider and for paying all fees associated with such internet access.

        u. Dealer may at its expense create its own web site for its Store or Stores. If the web site will contain any Proprietary Marks or reference The Maxim Group, Inc. or any affiliate, Dealer must submit all web site plans and information to the Company for its consent prior to creation and use. All web sites created and utilized by Dealer must conform to the Company's standards. Company shall consent to or reject such plans and materials within 20 days of receipt. Upon written approval from Company, Dealer must supply Company with its web site address and domain names. Dealer acknowledges that the Company has the sole right and interest in and to all domain names and web sites associated with the Proprietary Marks or the CarpetMAX -REGISTERED
TRADEMARK- franchise licensed hereunder.

7.      ADVERTISING AND MARKETING

        Dealer acknowledges and agrees that it is important for the System in general, and the other franchisees of the System in particular, that advertising and marketing programs used by franchisees of the System attempt to maximize general public recognition and acceptance of CarpetMAX -REGISTERED TRADEMARK- branded products and the retail outlets offering CarpetMAX -REGISTERED TRADEMARK- branded products. Accordingly, Dealer agrees that the Company and its CAC shall oversee all advertising and promotional programs undertaken by Dealer and other franchisees with the sole discretion to approve or disapprove the creative concepts, materials and media used in such programs, and the placement and allocation thereof. Dealer agrees not to offer any advertising or promotional programs which do not conform to the specifications, regulations and code of ethics outlined and provided by the Company and the CAC. Furthermore, in order to show uniformity and standardization among all franchisees of the System, Dealer shall obtain the Company's prior written approval of all written advertising or other marketing and promotional programs not previously approved by the Company regarding the Store including, without limitation, "yellow pages" advertising, newspaper ads, flyers, brochures, coupons, direct mail pieces, public relations activities, telemarketing programs and campaigns, specialty and novelty items and radio and television advertising. Any proposed written advertising or description of a marketing or promotional program not previously approved by the Company shall be submitted to the Company at least 20 days prior to publication, broadcast or use. Dealer acknowledges that advertising and promoting the Store in accordance with the Company's standards and specifications for advertising is an essential aspect of the Proprietary Marks and the CarpetMAX -REGISTERED TRADEMARK- brand and Dealer agrees to comply with all advertising standards and specifications. Dealer shall be solely responsible for compliance with all laws applicable to advertising in Dealer's Exclusive Area and, in particular, Dealer agrees to take adequate measures to ascertain all legal requirements with respect to Dealer advertising and to comply fully with all such requirements. In no event shall Dealer be required by the Company to engage in any advertising activities which would violate applicable law in Dealer's jurisdiction.

8.      CONFIDENTIAL INFORMATION

        Dealer shall hold in trust and confidence for the benefit of the Company and its affiliates, and shall not communicate, divulge, transmit, disclose or use for the benefit of any other person, partnership, association, or corporation any information, knowledge, written materials, manuals, price lists, trade secrets, techniques, systems, plans, processes or know-how concerning the Company and its affiliates, the System or the franchise licensed hereunder (collectively, "Confidential Information"), which may be communicated to Dealer, or of which Dealer may be apprised, by virtue of Dealer's operation of a CarpetMAX -REGISTERED TRADEMARK- franchise under the terms of this Agreement. Dealer acknowledges that the Confidential Information is not, by definition, generally known in the trade and is beyond the present skills and experience of Dealer and that for Dealer to develop such information on its own would be expensive, time-consuming and difficult. Dealer further acknowledges that the Confidential Information provides a competitive advantage and will be valuable to Dealer in the development of its business, and that gaining access to such information is therefore a primary reason why Dealer is entering into this Agreement. In connection with the foregoing, Dealer will not make unauthorized copies of any portion of the Confidential Information and will adopt and implement reasonable procedures from time to time to prevent unauthorized use or disclosure of the Confidential Information. Dealer shall divulge such Confidential Information only to such of its employees as must have access to it in order to operate the Store licensed hereunder and to comply with this Agreement and who have agreed in writing to comply with the provisions of this Section 8, which writing must be in a form acceptable to Company. Company reserves the right to require Dealer to cause its officers, directors, partners, shareholders and general manager to sign the CarpetMAX -REGISTERED TRADEMARK-Nondisclosure Agreement containing these restrictions. Dealer hereby acknowledges that the Company and its affiliates have sole ownership rights in the Confidential Information and that all such Confidential Information is of significant value to the Company and its affiliates. Finally, the Dealer acknowledges and agrees that the use of the Confidential Information in any other business other than its CarpetMAX -REGISTERED TRADEMARK- franchise would constitute an unfair method of competition and the protection and maintenance of the Confidential Information is essential to the Company and its affiliates and that unauthorized use or disclosure of the Confidential Information will result in irreparable harm to the Company and its affiliates. The obligations of confidentiality under this provision shall be effective as of the date first written above and shall continue in full force and effect during the term of the Dealer Agreement and for 5 years thereafter; provided, however, that as to any item of Confidential Information that constitutes a trade secret under applicable law, the obligations of confidentiality contained herein shall continue for so long as allowed under applicable law.

9.      DISCLAIMER OF WARRANTY AND LIMITATIONS ON LIABILITY

        COMPANY AND ITS AFFILIATES SHALL NOT BE LIABLE FOR FAILURE OR DELAY IN FILLING THE DEALER'S ORDERS EITHER BY THE COMPANY OR BY ANY DESIGNATED SUPPLIER OR DISTRIBUTOR. COMPANY MAKES ARRANGEMENTS FOR THE SALE OF PRODUCTS ON AN "AS IS" BASIS AND IN THEIR PRESENT CONDITION, AND COMPANY MAKES NO WARRANTIES, EXPRESS AND/OR IMPLIED BY LAW OR OTHERWISE, REGARDING THE CONDITION, WORKMANSHIP, MERCHANTABILITY AND FITNESS OF THE PRODUCTS FOR ANY PARTICULAR USE AND PURPOSE. THE SOLE AND EXCLUSIVE REMEDY IF THE DEALER IS DISSATISFIED WITH THE PRODUCTS IS FOR THE DEALER TO RETURN THE PRODUCTS TO THE MANUFACTURER, SUPPLIER OR DISTRIBUTOR. UNDER NO CIRCUMSTANCES SHALL THE COMPANY AND/OR ITS OFFICERS, DIRECTORS AND SHAREHOLDERS, AND AFFILIATED ENTITIES, BE RESPONSIBLE AND/OR LIABLE FOR ANY DAMAGES, EXPENSES, INTEREST, DEBTS, DUES, TAXES, FINES, INJURIES, LIABILITIES, ASSESSMENTS, COSTS, EVENTS, CLAIMS, ACTIONS, LAWSUITS, ATTORNEYS' FEES AND ENGINEERING FEES ARISING DIRECTLY AND/OR INDIRECTLY FROM THE PRODUCTS AND/OR THE USE OF THE PRODUCTS BY THE DEALER OR ANY THIRD PARTY. THE DEALER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE COMPANY FROM ANY AND ALL LIABILITY ARISING OUT OF THE SALE OF ANY PRODUCTS OR SERVICES SOLD BY DEALER.

10.     RESTRICTIVE COVENANT

        DEALER ACKNOWLEDGES THAT, IN ADDITION TO THE RIGHT TO USE THE PROPRIETARY MARKS HEREUNDER, THE COMPANY IS ALSO LICENSING COMMERCIALLY VALUABLE INFORMATION WHICH COMPRISES AND IS PART OF THE SYSTEM INCLUDING, WITHOUT LIMITATION, MARKETING AND ADVERTISING INFORMATION AND TECHNIQUES AND ACCESS TO FLOOR COVERING PRODUCTS AND METHODS OF OPERATING A RETAIL FLOOR COVERING BUSINESS, AND THAT THE VALUE OF THIS INFORMATION DERIVES NOT ONLY FROM THE TIME, EFFORT AND MONEY WHICH WENT INTO ITS CREATION, BUT FROM THE USAGE BY ALL FRANCHISEES USING THE SYSTEM. ACCORDINGLY, DURING THE TERM OF AGREEMENT, DEALER AGREES THAT NEITHER IT NOR ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS OR PARTNERS, NOR ANY AFFILIATED ENTITIES, SHALL JOIN, PARTICIPATE IN, BE A MEMBER OF, BE AFFILIATED WITH, BE A LICENSEE OF, OR OTHERWISE PURCHASE PRODUCTS OR SERVICES, DIRECTLY OR INDIRECTLY, FROM ANY FLOOR COVERING PURCHASING GROUP, FRANCHISE SYSTEM OR LICENSE PROGRAM WHICH INVOLVES FLOOR COVERING PRODUCTS AND RELATED SERVICES INCLUDING, WITHOUT LIMITATION, CARPET ONE, ABBEY CARPET OR ANY AND OTHER SUCH SIMILAR GROUPS.

11.     RIGHT TO ACCESS, INSPECTION AND FINANCIALS

        a. Within 120 days from the close of the Dealer's fiscal year end, Dealer shall provide the Company with the Dealer's financial statements including balance sheet and income statement which must include a statement as to the Dealer's sales volume of floor covering products and its gross profit margin from the sale of these products. Company may compile and distribute these numbers, on an anonymous


basis, to permit CarpetMAX -REGISTERED TRADEMARK- franchisees to compare the results of their operations with the operations of other franchisees. Dealer hereby consents to the distribution of such financial information and results.

        b. Dealer acknowledges and agrees that the Company shall have the right to examine the Store and the Dealer's books, records and documents including, without limitation, the products offered for sale at the Store, to ensure the Dealer is complying with the terms of this Agreement. Company agrees to conduct such inspections, if at all, during regular business hours, but Company is not required to provide prior notice to Dealer.

12.     INDEMNIFICATION AND INSURANCE

        a. Dealer agrees to indemnify and hold Company harmless from and against any expense, liability or damage (including attorneys' fees) Company may incur as a result of claims, demands, costs or judgments, of any kind or nature, by anyone whomsoever, arising out of, or otherwise connected with, the ownership, maintenance or operation of the Store by the Dealer, except to the extent any such expense, liability or damage (including attorneys' fees) results from the negligence or other act or omission of Company.

        b. Dealer agrees to maintain, at Dealer's expense, insurance during the term hereof as follows:

                (i) Dealer shall maintain Commercial General Liability Insurance coverage on the Store and for the operation of the franchise, including but not limited to, coverage against all types of public liability, including products liability, premises liability, completed operations liability, against claims for personal injury, bodily injury, death or property damage suffered by others upon, in or about the Store or as a result of the use of products sold by, or services rendered by, the Dealer, with a minimum coverage of $1,000,000 per accident or occurrence affecting one or more persons or property damage and $1,000,000 aggregate.

                (ii) Dealer shall maintain motor vehicle liability insurance for any claims arising out of the Store or occurring as a result of the maintenance or operation by the Dealer, its employees or persons doing business for the Dealer of any automobiles, trucks or other vehicles or airplanes or other facilities with a minimum coverage of $1,000,000 for each accident or occurrence affecting one or more persons or property damage.

                (iii) Worker's compensation, unemployment compensation, disability insurance, social security and other mandatory insurance coverages shall be maintained in such amounts as may now or later be required by any applicable law.

All insurance policies shall be issued by an insurance carrier rated "A" or better by Alfred M. Best and Company, Inc. All policies described in (i) and
(ii) above shall insure Dealer and name Company as an additional insured, and shall stipulate that Franchisor shall receive at least 30 days written notice of cancellation or modification. Dealer's obligation to obtain and maintain the insurance policies described above shall not be limited in any way by reason of any insurance which may be maintained by Company, nor shall Dealer's performance of this obligation relieve it of lia bility under the indemnity provision set forth in subsection (a).

13.     TERMINATION

        a. If the Dealer is in compliance with this Agreement and the Company materially breaches this Agreement, the Dealer shall have the right to terminate this Agreement if the Dealer gives written notice of such breach to the Company and the Company does not: (a) correct such material breach within 90 days after receipt of such notice; or (b) if such material breach cannot reasonably be cured within 90 days after receipt of such notice, undertake within 10 days after receipt of such notice reasonable efforts to cure such breach and continue such reasonable efforts so as to complete such cure as soon as is practicable. To terminate this Agreement under this Section 13a., Dealer must give a separate written notice of termination, which will be effective 10 days after the Company's receipt of such notice to the Company. Any termination of this Agreement by the Dealer other than as provided in this Section 13a. shall be deemed a termination by the Dealer without cause. Any termination of this Agreement shall not relieve Dealer of any monetary or other obligation due and owing to the Company including, without limitation, the obligation to pay the entire amount of the Franchise Fee even if such payments would be due subsequent to the effective date of termination.

        b. Dealer acknowledges and agrees that each of Dealer's obligations described in this Agreement is a material and essential obligation of Dealer and that non-performance of such obligations will adversely and substantially affect the Company, the System and the other franchisees of the System. Accordingly, Dealer agrees that the exercise by Company of the rights and remedies set forth herein is appropriate and reasonable.

                (i) Company shall have the right, at its option, to terminate this Agreement and all rights granted to Dealer hereunder, without affording Dealer any opportunity to cure any default (subject to any state laws to the contrary, if applicable) effective upon receipt of notice by Dealer, upon the occurrence of any of the following events:

                         A. If Dealer misuses the System or Proprietary Marks,
or any other names, marks, systems, insignia, symbols or rights provided by Company to Dealer, or otherwise materially impairs the goodwill associated with the System and the Proprietary Marks or Company's rights therein and fails to correct the misuse or impairment within 5 days notification from Company.

                         B. If Dealer fails to pay any amounts due Company or
any affiliate or any of the Company's designated suppliers or distributors within 10 days.

                         C. If Franchisee fails to submit to Franchisor any
financial or other information required under this Agreement and fails to correct the failure within 10 days after notification from Company.

                         D. If Franchisee denies Franchisor the right to inspect
the Store as permitted hereunder.

                         E. If Dealer attempts any assignment other than in
accordance with Section 15 hereof.

                         F. If Franchisee defaults under any lease or sublease
of the Store or loses the right to possession thereof for any reason whatsoever.

                         G. If a threat or danger to public health or safety
results from the operation of the Store.

                         H. If Dealer fails to obtain Company's written approval
or consent prior to taking any action when such consent or approval is expressly required by this Agreement.

                         I. If Dealer abandons the Store or the Store ceases
regular operations for a period of 5 consecutive days or any shorter period that indicates an intent by Dealer to discontinue operation of the Store, except for a period of not more than 180 days as a result of fire, storm, flood, condemnation or other similar event occurring out of the ordinary course of business and beyond the control of Dealer.

                         J. If Dealer permits a material violation of any law,
ordinance, rule or regulation of a governmental agency in connection with the operation of the Store, and permits the same to go uncorrected after notification, unless there is a bona fide dispute as to the violation or legality of such law, ordinance, rule or regulation, and Dealer promptly resorts to courts or forums of appropriate jurisdiction to contest such violation or illegality.

                         K. If Dealer fails to cooperate with the implementation
of any advertising or promotional programs or activities as required by Company pursuant to Sections 6 and 7 or if Dealer takes any unauthorized actions with respect to advertising and promotional activities in violation of this Agreement and fails to correct the failure or cure the unauthorized action within 10 days upon notification from Company.

                         L. If Dealer has received three notices of default from
Company within a 12-month period, regardless of whether the defaults were cured by Dealer.

                         M. If Dealer or any executive officer or person owning
more than 10% of any class of voting securities of Dealer or any general partner of Dealer is convicted of a felony, a crime involving fraud or moral turpitude punishable by a term of imprisonment in excess of one year, or any crime or offense reasonably likely, in the sole opinion of Company, to materially and unfavorably affect the Proprietary Marks, the System and the associated goodwill and reputation thereof.

                         N. If Dealer, or any person controlling, controlled by,
or under common control with Dealer, or any general partner of Dealer, shall become insolvent by reason of inability to pay debts as they mature; or is adjudicated a bankrupt, files or has filed against it a petition in bankruptcy, reorganization or similar proceeding under federal bankruptcy laws; or if a receiver, permanent or temporary, of the business, assets or property of Dealer or any such person or any part thereof, is appointed by a court of competent authority, or if Dealer or any such person requests the appointment of a receiver or makes a general assignment for the benefit of creditors; or if a final judgment against Dealer or any such person in the amount of $10,000 or more remains unsatisfied of record for 30 days or longer; or if the bank accounts, property or receivables of Dealer or any such person are attached and such attachment proceedings are not dismissed within a 30 day period; or if execution is levied against the business or property of Dealer or any such person, or if suit to foreclose any lien or mortgage against the Store or the equipment thereof is instituted and not dismissed within 30 days.

                         O. If Dealer commits fraud in connection with the
purchase or operation of Store or otherwise engages in conduct that, in the sole judgment of Company, materially impairs the goodwill associated with the Proprietary Marks or the System.

                         P. If Dealer makes, or has made, any material
misrepresentation to Company in connection with this Agreement or in conducting the Store.

                         Q. The Dealer or any person controlling, controlled
by, or under common control with Dealer, or any general partner of Dealer, is convicted or pleads no contest to a felony, or to another offense or crime that may adversely affect the reputation of the Dealer, the Company or the Store or the goodwill associated with the Proprietary Marks, or engages in activities or conduct related to the Store or otherwise which adversely affects the reputation of the Company, its franchisees, CarpetMAX
-REGISTERED TRADEMARK- stores or the goodwill associated with the Proprietary Marks.

                         R. If Dealer fails to comply with the prohibitions set
forth in Section 1f.

                (ii) Subject to Sections 13(b)(i), 13(b)(iii), and 13(b)(iv), the Company shall have the right to terminate this Agreement (subject to any state laws to the contrary, if applicable), effective upon 30 days' written notice to Dealer, if Dealer breaches any other provision of this Agreement, and fails to cure the default during such 30 day period. In that event, this Agreement will terminate without further notice to Dealer, effective upon expiration of 30 day period. Notwithstanding the foregoing, if the breach is curable, but is of a nature which cannot be reasonable cured within such 30 day period, and Dealer has commenced and is continuing to make good faith efforts to cure the breach during such 30 day period, Dealer shall be given an additional reasonable period of time to cure the default, and this Agreement shall not terminate.

                (iii) If the Company believes that the Dealer is not purchasing to fulfill its obligations under Section 6d., the Dealer, after 20 days' written notice and demand from the Company, shall submit to the Company a written statement setting forth all of the Dealer's purchases of products from designated suppliers or distributors, which statement shall be certified by an officer of the Dealer. Failure to supply this statement shall permit the Company, at its option, to terminate immediately this Agreement. If the statement reveals that the Dealer is not purchasing at the required levels, the Dealer shall have 90 days after written notice and demand from the Company to bring its purchases to the required levels and to demonstrate such compliance to the satisfaction of the Company (which satisfaction shall not be unreasonably withheld), failing which the Company may immediately terminate this Agreement.

                (iv) Company may terminate this Agreement within 60 days of the Effective Date in the event the Company discovers Dealer has misrepresented its financial condition or credit history to the Company during the evaluation process conducted by the Company prior to the execution of this Agreement or that Dealer's business practices, financial condition or reputation in the floor covering industry will reflect adversely upon the Company or the System if Dealer were to remain part of the group of CarpetMAX -REGISTERED TRADEMARK- franchisees. In the event the Company terminates this Agreement pursuant to the foregoing, the Dealer shall receive a full refund of the Franchise Fee actually paid hereunder; provided, however, the Dealer fully and completely fulfills its obligation as set forth in Section 14 of this Agreement.

        c. Immediately after the execution of this Agreement, Dealer will receive the Company's current price list for the various products and services available to the Dealer as a franchisee of the System. Dealer shall have 3 business days from its receipt of the price list to both review it and notify the Company in writing of the Dealer's approval or disapproval of the terms thereof. If Dealer notifies the Company in writing that the terms of the price list are unacceptable, then this Agreement and the rights and obligations of the parties hereunder shall cease and be deemed to be immediately canceled. Under such circumstances, any Franchise Fee that may have been previously paid to the Company by Dealer in connection with this Agreement shall be promptly remitted to the Dealer. If Dealer expressly notifies the Company that it approves the price list within the applicable 3 business day period or, in the event that the Company receives no notice from Dealer during such review period, then this Agreement shall be deemed to have been fully executed as of the date first above written. Dealer acknowledges that all information contained in the price list is Confidential Information of the Company and shall be kept confidential pursuant to the terms of Section 8 hereof. The price list may not be copied or reproduced in any manner or for any reason without the Company's prior written consent. If Dealer elects to cancel this Agreement, it shall immediately return the price list to the Company and comply with the requirements set forth in Section 14 hereof.

        d. THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THAT THE TERMS OF THIS AGREEMENT REGARDING TERMINATION OR EXPIRATION ARE INCONSISTENT WITH APPLICABLE STATE OR FEDERAL LAW, SUCH LAW SHALL GOVERN DEALER'S RIGHTS REGARDING TERMINATION OR EXPIRATION OF THIS AGREEMENT.

14.     RIGHTS AND DUTIES OF PARTIES UPON TERMINATION

        Upon termination of this Agreement for any reason, Dealer shall immediately cease to be authorized to operate the CarpetMAX -REGISTERED TRADEMARK- franchise granted hereunder and Dealer shall:

                (i) Pay to the Company and its affiliates within 15 days after the effective date of termination, any and all amounts due by the Dealer to the Company and its affiliates which are then unpaid.

                (ii) Immediately cease to identify the Store as being, or having been, associated with the Company and cease immediately using any Proprietary Mark or any colorable imitation of any Proprietary Mark in any manner or for any purpose, or use for any purpose, any trade name, trademark, service mark or other commercial symbol that suggests or indicates an affiliation with the Company. Additionally, Dealer shall deliver to the Company or remove the Proprietary Marks from all signs, advertising materials, invoices, forms or other materials containing any Proprietary Marks or otherwise relating to the Store, which removal or destruction shall occur within 30 days after termination hereof and notify the telephone company and all telephone directory publishers of the termination of the Dealer's right to use the Proprietary Marks. Dealer acknowledges that, as between Dealer and Company, Company has the sole right to and interest in all directory listings associated with any Proprietary Marks.

                (iii) Immediately cease to use the Confidential Information for any purpose and return immediately to the Company all copies of confidential materials previously provided to the Dealer including all manuals, training manuals, price lists and other written materials relating to the System or the operation of a retail floor covering business as licensed hereunder.

                (iv) Promptly undertake the final accounting to assist Company in the determination of any fees and other indebtedness due to either party.

                (v) Cease immediately to use any advertising materials provided by the Company as well as any imitations or derivations of any such materials.

                (vi) Promptly take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to its use of any Proprietary Marks which are under the exclusive control of the Company or, at the option of the Company, assign the same to the Company.

                (vii) Cease to use any domain names or web sites associated with the Proprietary Marks. Dealer acknowledges that the Company shall have the right to direct InterNIC and other web search engines of the termination or expiration of Dealer's right to use all domain names, web sites or other search engines for the Store or Stores and to authorize InterNIC and all other search engines to transfer to the Company or its assignee all domain names, web sites and search engines associated with the Proprietary Marks or the CarpetMAX -REGISTERED TRADEMARK- franchise licensed hereunder.

        If Dealer fails to cease operation of the System and to effectuate the other terms of this Agreement which arise as a result of the termination of this Agreement, Dealer agrees that the Company shall be entitled to seek equitable relief by way of temporary and permanent injunctions and such other and further relief as a court may deem just and proper. Resort to such injunctive relief shall not be construed as a waiver of any other right or remedy the Company may have under this Agreement.

        All obligations of Dealer which expressly or by their nature survive the termination of this Agreement shall continue in full force and effect until such obligations are fulfilled in full or by their nature expire.

15.     TRANSFERABILITY OF INTEREST

        a. This Agreement is personal to Dealer and, except as stated below, Company shall not allow or permit any transfer, assignment, subfranchise or conveyance of this Agreement or any interest hereunder. For purposes of this
Section 15, the term "transfer" includes Dealer's voluntary, involuntary, direct or indirect transfer, assignment, sale, gift or other disposition of any interest in this Agreement, the Dealer entity, the Store governed by this Agreement or a substantial portion of the assets of the Store. Dealer shall not engage in a transfer unless Dealer obtains Company's written consent, which consent shall not be arbitrarily withheld, conditioned or delayed. Dealer acknowledges that Company's right to approve or disapprove a proposed transfer applies to the following: (1) if Dealer is a corporation, partnership, other business association, (i) to the addition or deletion of a shareholder, partner or member or the transfer of ownership interest among existing shareholders, partners or members, and (ii) to any proposed transfer of 25% or more of the interest (whether stock, partnership interest or membership interest) to a third party; and (2) if Dealer is an individual, to the transfer from such individual or individuals to a corporation or entity controlled by them. Notwithstanding the foregoing, transfers upon the existing shareholders, partners, members or other existing holders of ownership interest in the Dealer, transfers to the spouse or adult children of an existing shareholder, partner, member or other existing holder of ownership interests in Dealer, or transfers to trust, family limited partnerships or similar entities created primarily for estate planning purposes for the benefit of an existing shareholder, partner, member or other existing holder of an ownership interest in Dealer or the heirs of such party shall require notice to Company but shall not require the consent of the Company, provided, however, that if the effect of any of the transfers listed in this sentence serve either individually or cumulatively with all such transfers that preceded it, to effect a change in voting control of the Dealer or power to appoint officers or directors of Dealer or to direct day-to-day operations of the Dealer, such transfer shall require consent of the Company as described herein. Subject to the satisfaction of the conditions set forth below in this
Section 15, this Agreement and all rights hereunder may be assigned or transferred by the Dealer and, if so assigned or transferred, shall be binding upon and inure to the benefit of the Dealer's successors and assigns.

        b. No transfer of this Agreement shall be permitted unless each of the following conditions is satisfied:

                (i) The transferee shall enter into a written agreement with the Dealer and the Company, in a form satisfactory to the Company, wherein the transferee assumes all of the Dealer's obligations hereunder or, at the Company's option, the proposed transferee shall sign the then-current form of CarpetMAX -REGISTERED TRADEMARK- franchise agreement;

                (ii) Dealer is current on all of its obligations (financial or otherwise) to the Company; and all designated suppliers, distributors and vendors;

                (iii) The transferee shall be of good moral character and reputation, shall have satisfactory business acumen, operational ability, and management skills, and shall have sufficient financial resources (as determined by the Company) to operate the Store(s) and the franchise license herein and have a good credit rating and competent business qualifications reasonably acceptable to the Company. Dealer shall provide the Company with such information as the Company may require to make such determination concerning any proposed transferee; and

                (iv) Dealer executes a general release in a form prescribed by the Company, releasing the Company and any affiliates, their respective officers, directors, agents and employees from any and all claims which the Dealer may have against them.

        c. Dealer must give the Company at least 45 days' written notice prior to any transfer of this Agreement by Dealer. The purpose of this provision is to enable the Company, among other reasons, to comply with applicable state or federal franchise disclosure laws. In addition, Dealer must, within 15 days of its receipt of an offer to assume Dealer's franchise or Dealer's offer to sell the franchise, give the Company written notice thereof. The purpose of this provision is to enable the Company to comply with any applicable state or federal franchise disclosure laws or rules.

        d. This Agreement may be unilaterally assigned and transferred by Company and will inure to the benefit of Company's successors and assigns. Company will provide Dealer with written notice of any such assignment or transfer and the assignee will be required to fully perform Company's obligations under this Agreement.

        e. Any transfer in violation of this Section 15 shall be deemed null and void and of no force or effect.

16.     GOVERNING LAW

        All matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. ss. 1 eT Seq.). Except to the extent governed by the Federal Arbitration Act as required hereby, the United States Trademark Act of 1946, as amended, or other federal law, this Agreement, the franchise and the relationship between the parties will be governed by and construed and enforced in accordance with the laws of the State of Georgia, which laws shall prevail in the event of any conflict of law; provided, however, that the application of such law shall not abrogate or reduce any rights of Dealer provided for under the existing laws of any other jurisdiction which by their express terms, apply and supersede Georgia law. Dealer hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the relationship established hereunder and not subject to arbitration under Section 24 hereof shall be brought in the courts of the State of Georgia sitting in Cobb County, or of the United States of America for the Northern District of Georgia, as the Company may elect. The parties agree that this Agreement was entered into in the State of Georgia and that substantial performance of all obligations hereunder was rendered in Georgia and that there is a regular stream of business activity between Dealer and the Company from and into the State of Georgia. Accordingly, the Dealer hereby irrevocably accepts and submits it generally and unconditionally, for itself and with respect to its property, to the jurisdiction of any such court in any such action or proceeding and hereby waives, to the extent permitted by applicable law, defenses based on jurisdiction, venue or FORUM NON CONVENIENS.

17.     INDEPENDENT CONTRACTOR

        a. This Agreement does not form a fiduciary relationship or constitute the Dealer as agent, legal representative, joint venturer, partner, employee, or servant of the Company for any purpose whatsoever; and it is understood between the parties hereto that the Dealer shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of the Company, or to create any obligation, express or implied, on behalf of the Company. The Company will have no liability for any sales, service, use, excise, income, property or other taxes levied against the Dealer or its assets or on the Company in connection with the business conducted by Dealer or any payments the Dealer makes to the Company pursuant to this Agreement or any related agreement. Neither party may represent to anyone else that their relationship is other than that which is described herein, and neither party shall be obligated by, or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall the Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Dealer's Store.

        b. If requested by the Company, the Dealer shall prominently display in its place of business, a certificate from the Company stating that the CarpetMAX -REGISTERED TRADEMARK- Store is operated by Dealer under the licenses granted herein, and not as an agent of the Company.

18.     WAIVERS

        Waiver by the Company of any particular default by Dealer shall not effect or impair the Company's right with respect to enforcement of any subsequent default of the same or of a different nature; nor shall subsequent acceptance by the Company of a partial cure after any breach by Dealer of any terms, covenants or conditions of this Agreement constitute a waiver by the Company. The Company will not be deemed to have waived its right to demand exact compliance with any of the terms of this Agreement at a later time upon notice to Dealer. All remedies, either under this Agreement, at law, in equity, or otherwise afforded to either party, shall be cumulative and not alternative and may be exercised simultaneously or sequentially in any order.

19.     INJUNCTIVE RELIEF

        Notwithstanding anything to the contrary contained in Section 24, the Company will have the right in a proper case to obtain temporary restraining orders and temporary and preliminary injunctive relief from a court of competent jurisdiction in order to enforce the provisions of this Agreement relating to the Proprietary Marks, the obligations of Dealer upon termination of this Agreement, the protection of the Company's Confidential Information or to prohibit any act or omission by Dealer that constitutes a violation of any applicable law or regulation.

20.     RIGHT TO OFFSET

        Notwithstanding anything to the contrary in Section 24, Dealer acknowledges and agrees that to assure payment to the Company of monies due to it from Dealer for, among other items, purchase of floor covering products, Dealer hereby irrevocably grants the Company the continuing right to use any and all rebates earned by Dealer from the Company's designated suppliers or distributors which the Company may be collecting on behalf of Dealer to offset monies due to the Company or any affiliated entity.

21.     NOTICES

        Any notice required or permitted under this Agreement shall be in writing and shall be actually delivered or sent by certified mail, return receipt requested, postage prepaid, by hand delivery or pickup or by commercial courier service for overnight delivery or by any other means which shall provide evidence of the date received. Notices to the Dealer shall be addressed to the address listed in Schedule A of this Agreement or to the Dealer at its most current principal business address of which the Company has been notified. Notices to the Company shall be addressed to it at the address listed in the introductory paragraph of this Agreement, or to its most current principal business address, Attention: President. The addresses herein given for notices may be changed at any time by either party by written notice given to the other party as herein provided. All notices shall be deemed given 3 business days after deposit in the United States Mail as set forth above, or on the next business day after delivery to the commercial courier service for overnight delivery, or upon receipt after actual delivery.

22.     ATTORNEYS' FEES AND LATE CHARGES

        In the event it is necessary for either party hereunder to commence any legal proceeding against the other party related to this Agreement or the franchise relationship between the parties including, but not limited to, arbitration proceedings, the losing party in such proceeding shall pay all of the prevailing party's costs and expenses, including reasonable attorneys' fees, relating to such legal proceeding. The prevailing party shall be determined by the arbitrator(s). In the event that any arbitration proceeding is commenced pursuant to this Agreement or the franchise relationship between the parties, the parties agree to share equally the fees and costs of the American Arbitration Association and its arbitrators. If the Dealer does not pay the Company the monies due and owing to the Company within 30 days of the date when due, then such unpaid balance shall accrue interest at the rate of 1.5% per month until fully paid.

23.     SEVERABILITY AND CONSTRUCTION

        If any provision of this Agreement is determined to be invalid or unenforceable for any reason whatsoever, such provision shall be severed from the other provisions of this Agreement, which other provisions shall remain in full force and effect. The language of this Agreement shall be construed simply according to its fair meaning and not strictly for or against either party.

24.     ARBITRATION

        Other than as set forth in Sections 14 and 19 of this Agreement and as provided by the last sentence of this Section 24, unless otherwise prohibited by applicable state law, any and all controversies, claims, disputes, suits, actions, proceedings or otherwise between or involving the Company and Dealer and their respective shareholders, owners, corporate affiliates, officers, directors, employees, agents or guarantors, whether arising out of or relating in any way to this Agreement or any other document ancillary to this Agreement, the franchise relationship created hereunder, any alleged breach of any duty or otherwise (including, without limitation, the underlying legality of the offer and/or sale of the CarpetMAX
-REGISTERED TRADEMARK- franchise, any action for rescission or any claim of fraud) and on whatever theory and/or facts based, will be submitted to and settled by arbitration in accordance with the Federal Arbitration Act under the Commercial Arbitration Rules of the American Arbitration Association or any successor association. All matters within the scope of the Federal Arbitration Act (9 U.S.C. Section 1 ET SEQ.) shall be governed by it and not any state arbitration law. In connection with such arbitration, the parties will execute an appropriate confidentiality agreement. The Company and Dealer agree that arbitration shall be conducted on an individual basis and not on a class-wide basis. Arbitration under this Section 24 shall be submitted to the office of the American Arbitration Association in (or nearest to) Atlanta, Georgia on demand of either party. Such arbitration proceeding shall be conducted in Atlanta, Georgia. The parties hereto agree that in any matter submitted to arbitration, the relevant Rules of Civil Procedures that pertain to pre-trial discovery shall be applicable. The arbitration panel shall have the power to order discovery on the basis of what is likely to produce material and relevant information in the proceeding, and to assess costs and expenses of the arbitration according to the relative merits of the parties' position in the case. The arbitration panel may issue temporary restraining orders, preliminary injunctions, injunctions and other equitable or interim relief to the extent reasonably necessary pending resolution of the arbitration. The procedure for selection of the arbitrator shall be prescribed by the American Arbitration Association or its successor, provided, however, that if said Association does not provide such a procedure, then the Company and Dealer shall each select one arbitrator and the two arbitrators selected shall select a third, and in the event of death, disability or resignation of an arbitrator, his/her successor shall be chosen in the same manner as the arbitrator so selected. The parties agree to proceed with the arbitration in good faith and with due diligence; provided, however, that in no event shall any demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations. The arbitration panel shall enter judgment by default in the event either party shall fail or refuse to appear or participate in any properly noticed arbitration proceeding. Any award or determination in arbitration shall be final and binding and conclusive upon the parties, and judgment upon any award so rendered may be entered in any court having jurisdiction. Company and Dealer hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it. This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after execution or termination of this Agreement. The provisions of this paragraph are intended to benefit and bind certain third-party non-signatories and this arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event that any party fails to appear at any properly-noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding that failure to appear. An arbitration proceeding between the parties shall not be consolidated with any other arbitration proceeding involving the Company or any other person. Any of the foregoing to the contrary notwithstanding, this arbitration provision shall not be applicable to any claim or controversy which involves solely the payment of a sum of money, such as a claim for money due and owing. In the event a dispute or claim arises hereunder involving both matters subject to arbitration under this Section 24 as well as matters not subject to arbitration under Section 19, or portions of such claim which are subject to arbitration shall be severed from the non-arbitrable claims and shall be subject to arbitration hereunder, unless both parties agree to consolidation in a single action in either forum.

25.     LIMITATION ON CERTAIN LIABILITY

        Under no circumstances shall any general partner or any officer or director of any general partner or any employee, agent, representative or affiliate of the Company incur any personal liability as a result of the Company's actions or inactions in connection with this Agreement. Dealer shall look only to the assets of the Company in its efforts to recover any damages to which it may be entitled under this Agreement.

26.     ENTIRE AGREEMENT

        This Agreement, including Schedules, represents the entire understanding of the parties and supersedes any prior agreements, whether written or oral, between the parties with respect to the subject matter hereof. Both parties acknowledge and agree that there are no representations, promises, warranties, covenants, or understandings other than those set forth herein. The Dealer should not sign this Agreement if it is relying on any representations or promises not incorporated into this Agreement. This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest. Except as otherwise expressly provided herein, this Agreement may be amended only by a written document signed by both parties hereto. This limitation on modification is not subject to oral rescission, modification or waiver. Dealer acknowledges and agrees that no representations have been made to its by Company regarding projected sales volumes, market potential, revenues, costs, profits or assistance other than as stated in this Agreement or in any franchise offering circular provided by the Company.

27.     MISCELLANEOUS PROVISIONS

        a. Dealer acknowledges that Company shall have the right to delegate the performance of any portion or all of its obligations and duties hereunder to affiliates including subsidiaries or affiliated entities.

        b. Dealer acknowledges that it had a copy of the Company's Uniform Franchise Offering Circular in its possession for not less than 10 full business days, and this Agreement in its possess for not less than 5 full business days, during which time Dealer shall have had ample time and opportunity to review such documents with its own legal counsel and other advisors of its own choosing, if any, and to consult with them about the potential benefits and risks of entering into this Agreement.

        c. Dealer acknowledges that Company may from time to time approve exception or changes from the uniform standards of the System which Company, in its sole absolute discretion, believes necessary or desirable under particular circumstances. Dealer understands that it has no right to object to or automatically obtain such variances, and that any exception or change must be approved in advance by Company in writing. Dealer also understand that other existing and/or future franchisees may operate under different forms of agreements, and consequentially the rights and obligations of such franchisees may differ materially from Dealer's.

        d. Dealer acknowledges that it has conducted an independent investigation of the business contemplated by this Agreement and recognizes that it involves business risks, and that making a success of a venture is largely dependent upon dealer's own business abilities. Dealer acknowledges that no assurance or warranty, express or implied, has been given to Dealer as to the potential success of business contemplated by this Agreement or the profits likely to be achieved. Finally, Dealer acknowledges and agrees that no statement, representation or other act, event or communication, except as set forth in this Agreement, and in any franchise offering circular provided to Dealer is binding on the Company in connection with the subject matter of this Agreement.

        e. Dealer acknowledges that Company is an affiliate of Maxim, Maxim Retail Stores, Inc., Maxim Retail Group, Inc., GCO, Inc. and subsidiaries and affiliates thereof. These companies and subsidiaries and affiliates own, operate, develop, license and franchise retail floor covering stores operating under the names "Baker Brothers", "Carpetland USA", "CarpetSmart", "House of Carpets", "New York

Carpet World", "Reedy", "Walters", "Carpet Factory Outlet", "Clydes", "Carpet Exchange", "Carpet Center", "GCO Carpet Outlet", and will continue to develop and acquire other flooring retail concepts. Further, Dealer acknowledges and agrees that these companies and subsidiaries and Maxim and its affiliates will have the absolute right to own, operate, develop, license and franchise the foregoing concepts, and any other floor covering concepts or businesses at any location in the world, including locations that may be in the Exclusive Area, and locations that may be near or adjacent to the Exclusive Area even if the location competes for customers with Dealer.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, and delivered this Agreement as of the day and year first written above.

DEALER:                                        CARPETMAX, L.P.



By:                                            By: THE MAXIM GROUP, INC.,
   -------------------------------                   General Partner
Title:
   -------------------------------                   By:
                                                        -----------------------
[CORPORATE SEAL]                                          A.J. Nassar
                                                     Title: President

                                                           [CORPORATE SEAL]

                                  SCHEDULE "A"
                             DEALER'S EXCLUSIVE AREA



Description of Exclusive Area:




Dealer's Principal Business Address and Telephone Number:



Addresses of Store(s) Authorized to be CarpetMAX -REGISTERED TRADEMARK-
Stores:

Name and Address of Each Owner of Dealer:


------------------------------------      -------------------------------------
------------------------------------      -------------------------------------
------------------------------------      -------------------------------------


------------------------------------      -------------------------------------
------------------------------------      -------------------------------------
------------------------------------      -------------------------------------


------------------------------------      -------------------------------------
------------------------------------      -------------------------------------
------------------------------------      -------------------------------------

                                  SCHEDULE "B"

                        MERCHANDISE INTRODUCTORY PACKAGE
                                   ORDER FORM*

                        CARPETMAX CENTER STAGE COLLECTION

        1 Set CARPETMAX Center Stage Collection. This collection is 62 products (shown on 42 racks) from six of our aligned manufacturers. CARPETMAX has worked with the mills to bring you the best valued and the best selling products in the industry. See the attached list for products and price points.


                            CARPETMAX DISPLAY SYSTEMS

(Check items desired)

         3 racks CARPETMAX 4500 2-Tier Berber System, 6000 High Performance ------- Display & 7000 Premier Pattern Display (Sutton)

        1 rack CARPETMAX  Contract Commercial Rack (Mohawk)
-------
        1 rack CARPETMAX  Commercial Business Systems (Shaw Industries)
-------
        1 set CARPETMAX /Bruce Four Star Wood Program
-------
        1 set CARPETMAX  Master Builder Program (14 Qualities on 12 Deck Boards)
-------

         1 set CARPETMAX/Image Fabulous Value Package (Bi-Monthly Special ------- Program)

        1 set CARPETMAX/Ceramic Center Stage products on 2 "Step Up" racks
-------

         # of racks CMAX Basket racks (May order up to 30 racks - indicate # of ------- racks desired)

        1 set CARPETMAX Conversion Kit (Signage & Graphics)
-------

            (After you pay invoice for these samples, send a copy to
             CARPETMAX for reimbursement, attention of Terri Brost)


                           POINT OF PURCHASE MATERIALS

         CARPETMAX Warranty Brochures (2500 personalized brochures) please call ------- us to place order

         Advantage Folders and Installation Brochures
-------
         1 Day Orientation for up to Three People (Transportation and Lodging ------- Not included)


Date:                                     Dealer #:
     -------------------------                     ----------------------
Store Name:                               Contact:
           -------------------                    -----------------------
Shipping Address:                         Signature:
                 -------------                      ---------------------
                                     CARPETMAX Signature:
                                                         ----------------
Phone:                                            Fax:
      -----------------------                         -------------------

       *SUBJECT TO SEASONAL CHANGE

                                           UPDATED 12/01/98

                                  SCHEDULE "C"

                            STATE-SPECIFIC AMENDMENTS

FOR RESIDENTS OF THE STATE OF HAWAII

          Section 14 of the Franchise Agreement, under the heading "Rights and Duties of Parties Upon Termination", shall be supplemented by the addition of the following Section 14(viii):

          Pursuant to Section 482E-6(3) of the Hawaii Revised Statutes, for so long as such statute remains in effect and so provides, upon termination or refusal to renew the franchise, the Dealer shall be compensated for the fair market value, at the time of termination or expiration of the franchise, of Dealer's inventory, supplies, equipment and furnishings purchased from the Company or a supplier designated by the Company, exclusive of personalized materials which have no value to the Company. If the Company refuses to renew a franchise for the purpose of converting the franchised business to one owned by the Company, the Company, in addition to the remedies provided in this paragraph, shall compensate the Dealer for the loss of goodwill. The Company may deduct from such compensation reasonable costs incurred in removing, transporting and disposing of Dealer's inventory, supplies, equipment and furnishings pursuant to this paragraph, and may offset from such compensation any moneys due to the Company.

FOR RESIDENTS OF THE STATE OF ILLINOIS

          Notwithstanding Section 13 of the Franchise Agreement, the conditions under which the Franchise Agreement can be terminated and the parties' rights upon non-renewal may be affected by Illinois law, 815 ILCS 705/19 and 705/20.

          Nothing in the Franchise Agreement shall limit or prevent the enforcement of any cause of action otherwise enforceable in Illinois or arising under the Illinois Franchise Disclosure Act of 1987, as amended. Accordingly, any provision in the Franchise Agreement which designates jurisdiction or venue in a forum outside of Illinois is void with respect to any cause of action which is otherwise enforceable in Illinois, except as this may be restricted by the Franchise Agreement's arbitration provision.

          Any condition, stipulation or provision of the Franchise Agreement purporting to bind the Dealer to a waiver of compliance with the Illinois Franchise Disclosure Act of 1987, as amended, is void.

          Section 16 of the Franchise Agreement is hereby modified by changing "State of Georgia" in the second sentence thereof to "State of Illinois" and deleting the last sentence thereof in its entirety.

FOR RESIDENTS OF THE STATE OF INDIANA

          Section 13 of the Franchise Agreement is hereby modified by adding a new subsection e. as follows:

          e. The conditions under which this Agreement can be terminated may be affected by Indiana law [IC Stat. Sec. 23-2-2.5 and 23-2-2.7] which provides Franchisee with certain termination rights.

          Notwithstanding the terms of Section 15 of the Franchise Agreement, nothing shall require the Dealer to agree to any general release provisions or agree to any separate release agreements [IC Stat. Sec. 23-2-2.7-1(5)].

          If any of the provisions in the Franchise Offering Circular or Franchise Agreement are inconsistent with the laws of the State of Indiana, including but not limited to Indiana Code 23-2-2.7-1(5) & (10), then these provisions shall govern instead of the terms of the Franchise Offering Circular or Franchise Agreement. More particularly, notwithstanding anything to the contrary in Section 16 of the Franchise Agreement, the Franchise Agreement shall be governed by the laws of the State of Indiana. Additionally, the second sentence of Section 16 of the Franchise Agreement is hereby deleted in its entirety.

          Section 16 of the Franchise Agreement is hereby modified by adding the following text as the last sentence thereof:

          This provision shall not in any way abrogate or reduce any rights of Franchisee as provided for under Indiana law including, but not limited to, the right to submit matters to the jurisdiction of the courts of Indiana.

          With respect to Section 24 of the Franchise Agreement, the Company agrees to select as the place for arbitration a location within the State of Indiana if the Dealer so requests and the laws of the State of Indiana shall apply to the arbitration proceedings. Additionally, the third and eleventh sentences of Section 23 of the Franchise Agreement are hereby deleted in their entirety.

          Section 25 of the Franchise Agreement is hereby deleted in its entirety.

FOR RESIDENTS OF THE STATE OF MARYLAND

          Any general release required by the terms and conditions of the Franchise Agreement as a condition of renewal, assignment or transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

          Notwithstanding anything to the contrary in Sections 16 or 24 of the Franchise Agreement, the Maryland Franchise Registration and Disclosure Law prohibits the Franchisor from precluding the Franchisee from initiating litigation against the Franchisor in Maryland. Accordingly, to the extent the Sections 16 or 24 are inconsistent with the Maryland Franchise Registration and Disclosure Law, such terms and conditions shall be of no force or effect.

FOR RESIDENTS OF THE STATE OF MINNESOTA

          Section 13 of the Franchise Agreement is hereby modified by adding a new subsection e. as follows:

          e. The conditions under which this Agreement can be terminated or not renewed may be affected by Minnesota law which provides Franchisee with certain termination and non-renewal rights. Minnesota Statute
          Section 80C.14, subdivisions 3, 4 and 5 require, except in certain specified cases, that the Dealer be given 90 days notice of termination (with 60 days to cure) and 180 days notice for non-renewal of the Franchise Agreement.

          Section 16 of the Franchise Agreement is hereby modified by adding the following text as the last sentence thereof:

          Pursuant to Minnesota Statute Section 80C.21, this provision shall not in any way abrogate or reduce any rights of the Dealer as provided for in Minnesota Statute Chapter 80C.

          including, but not limited to, the right to submit matters to the jurisdiction of the courts of Minnesota.

          The Company agrees to indemnify Dealer from and against any losses, liabilities and damages for which Dealer is held liable by a court of competent jurisdiction in any proceeding arising out of Dealer's use of the mark CarpetMAX -REGISTERED TRADEMARK- and all other trademarks, service marks and associated marks and symbols utilized by Dealer pursuant to this Agreement, provided such use is in accordance with and pursuant to the provisions of this Agreement and instructions from the Company. The foregoing indemnification is conditioned upon the following: Dealer must (i) provide written notice to the Company of any claims subject to indemnification hereunder within 20 days of Dealer's receipt of any written information pertaining to such claims, (ii) tender the defense of the claims to the Company if the Company so desires, and (iii) permit the Company to have sole control of the defense and settlement of any such claim.

          Nothing in the Franchise Agreement is intended to abrogate or reduce any rights of the Franchisee as provided in for Minnesota Statutes, Chapter 80C.

          In any arbitration involving a franchise located in Minnesota, the arbitration site shall be either in Minnesota or a place mutually agreed upon at the time of the arbitration, as determined by the arbitrator(s).

FOR RESIDENTS OF THE STATE OF NEW YORK

          Notwithstanding any provision of the Franchise Agreement, all rights enjoyed by the Dealer and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder shall remain in force, it being the intent of this proviso that the non-waiver provisions of the General Business Law of the State of New York Sections 687.4 and 687.5 be satisfied.

          With respect to the Dealer's indemnification requirements under the Franchise Agreement, the Dealer shall not be required to indemnify for any claims arising out of a breach of the Franchise Agreement or other civil wrong of the Company.

          Notwithstanding any provision of the Franchise Agreement to the contrary, the Company will not transfer and assign its rights and obligations under the Franchise Agreement unless the transferee will be able to perform the Company's obligations under the Franchise Agreement, in Company's good faith judgment, so long as it remains subject to Article 33 of the General Business Law of the State of New York.

          Notwithstanding Section 16 of the Franchise Agreement, the choice of law and venue provisions should not be construed as a waiver of any right conferred upon the Dealer by the provisions of Article 33 of the General Business Law of the State of New York.

FOR RESIDENTS OF THE STATE OF NORTH DAKOTA

          Section 16 of the Franchise Agreement is hereby modified by deleting the current text in its entirety and replacing it with the following: "This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota."

          With respect to Section 24 of the Franchise Agreement, the Company agrees to select as the place for arbitration a location within the State of North Dakota in close proximity to the Dealer's business.

Additionally, nothing in Section 24 shall bar the right of either party to obtain injunctive relief from any court of competent jurisdiction against threatened conduct that will cause loss or damages under the usual equity rules, including the applicable rules for obtaining preliminary injunctions. Finally, the fourth to last sentence of Section 24 is hereby deleted in its entirety.

FOR RESIDENTS OF THE STATE OF SOUTH DAKOTA

          Notwithstanding anything to the contrary in the Franchise Agreement, the Company will not terminate the Franchise Agreement for a breach of the Franchise Agreement, for failure of the Dealer to meet performance and quality standards unless the Franchisee receives 30 days written notice and an opportunity to cure such defaults.

          Section 16 of the Franchise Agreement is amended in its entirety to read as follows:

          The law regarding franchise registration, employment, covenants not to compete, and other matters of local concern will be governed by the laws of the State of South Dakota; but as to contractual and all other matters, this agreement and all provisions of this instrument will be and remain subject to the applications, construction, enforcement and interpretation under the governing law of Georgia. Any provision in the Franchise Agreement restricting jurisdiction or venue to a forum outside of South Dakota or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under the South Dakota Franchise Law.

          Section 24 of the Franchise Agreement is amended to delete any references to the site of arbitration being in Georgia. The parties agree that such arbitration shall be conducted in a mutually agreed upon site in accordance with Section 11 of the Commercial Arbitration Rules of the American Arbitration Association. Furthermore, nothing in Section 24 shall be deemed to bar the right of either party to obtain injunctive relief from any court of competent jurisdiction against threatened conduct that will cause loss or damages under the usual equity rules, including the applicable rules for obtaining preliminary injunctions. Finally, the fourth to last sentence of Section 24 is hereby deleted in its entirety.

          Pursuant to S.D.C.L. 37-5A-86, any acknowledgment provision, disclaimer, or integration clause or a provision having a similar effect in the Franchise Agreement does not negate or act to remove from judicial review any statement, misrepresentation or action that would violate the South Dakota Franchise Law (S.D.C.L. 37-5A), or any administrative regulations promulgated thereunder.

FOR RESIDENTS OF THE STATE OF WASHINGTON

          Notwithstanding any other provision of the Franchise Agreement to the contrary, the Company shall not terminate the Franchise Agreement prior to expiration of its initial Term or any renewal Term except for good cause. Good cause shall include, without limitation, the failure of the Dealer to comply with lawful material provisions of the Franchise Agreement or any other agreement between the Company and the Dealer, and to cure such default after being given written notice thereof and a reasonable opportunity, which in no event need be more than thirty days, to cure such default, or if such default cannot reasonably be cured within thirty days, the failure of the Dealer to initiate within thirty days substantial and continuing action to cure such default. After 3 willful and material breaches of the same term of the Franchise Agreement occurring within a 12 month period, for which the Dealer has been given notice and an opportunity to cure as provided in this subsection, the Company may terminate the Franchise Agreement upon any subsequent willful and material breach of the same term within the 12 month period without providing notice or opportunity to cure. The Company may terminate the Franchise Agreement without giving prior notice or opportunity to cure a default if the Dealer (i) is adjudicated a bankrupt or insolvent; (ii) makes an assignment for the benefit of creditors or similar disposition of the assets of the franchised business; (iii) voluntarily abandons the franchised business; or (iv) is convicted of or pleads guilty or no contest to a charge of violating any law relating to the franchised business. Upon termination for good cause, the Company shall purchase from the Dealer at fair market value at the time of termination, the Dealer's inventory and supplies, exclusive of (i) personalized materials which have no value to the Company; (ii) inventory and supplies not reasonably required in the conduct of the franchised business; and (iii), if the Dealer is to retain control of the premises of the franchised business, any inventory and supplies not purchased from the Company or upon the Company's express requirement: PROVIDED, that the Company may offset against amounts owed to the Dealer under this paragraph any amounts owed by the Dealer to the Company or its affiliates.

          In any arbitration involving a franchise purchased in Washington, the arbitration site shall be either in the State of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

          If any provision of the Franchise Agreement is inconsistent with the relationship provisions of RCW 19.100.180 or other requirements of the Washington Franchise Investment Protection Act (the "Act"), the provisions of the Act will prevail.

          A release or waiver of rights executed the Dealer shall not include rights under the Act except when executed pursuant to a negotiated settlement after the Franchise Agreement is in effect and where the parties are represented by independent counsel. Provisions which unreasonably restrict or limit the statute of limitations period for claims under the Act, or rights or remedies under the Act, such as a right to trial by jury, may not be enforceable.

FOR RESIDENTS OF THE STATE OF WISCONSIN

          Section 13 of the Franchise Agreement is hereby modified by adding a new subsection e. as follows:

          e. The conditions under which this Agreement can be terminated or not renewed may be affected by Wisconsin law, Chapter 135, Wisc. Stats., the Wisconsin Fair Dealership Law.

          Section 13 of the Franchise Agreement is hereby modified by adding the following: "The Wisconsin Fair Dealership Law supersedes any provision of this Agreement which is inconsistent with that law."

FOR RESIDENTS OF ALL STATES LISTED IN THIS ADDENDUM

          Notwithstanding Section 26 of the Franchise Agreement to the contrary, this Addendum shall not be merged with or into, or superseded by, the Franchise Agreement. In the event of any conflict between the Franchise Agreement and this Addendum, this Addendum shall be controlling. Except as otherwise expressly set forth herein, no other amendments or modifications of the Franchise Agreement are intended or made by the parties.

Applicable State: ____________________________

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Addendum on the day and year first above written.

DEALER:                                     CARPETMAX, L.P.
       --------------------------


By:                                         By: THE MAXIM GROUP, INC.,
   ------------------------------
                                                 General Partner
Title:
      ---------------------------
                                                 By:
                                                    ---------------------------
             [CORPORATE SEAL]                             A.J. Nassar
                                                 Title: President

                           (SEAL)                     [CORPORATE SEAL]
---------------------------

                                  SCHEDULE "D"

                        GUARANTY BY THE MAXIM GROUP, INC.

                                    GUARANTY

         THIS GUARANTY (the "Guaranty") is executed as of _________________, 199___ by THE MAXIM GROUP, INC. (the "Guarantor") in favor of
_____________________ ("Dealer").

         WHEREAS, Carpetmax, L.P., a Georgia limited partnership ("Company") that is an affiliate of Guarantor, is the franchisor under that certain CarpetMAX Franchise Agreement, dated as of _________________, 199___, between Company and Dealer (the "Franchise Agreement"); and

         WHEREAS, in order to provide assurance to Dealer that the Company will fulfill its obligations to Dealer under the Franchise Agreement, Guarantor is willing to execute this Guaranty;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, the Guarantor agrees as follows:

         1. GUARANTY. Guarantor hereby guarantees to Dealer the full and prompt performance of Company's obligations to Dealer arising under the Franchise Agreement. Guarantor agrees that if Company does not perform the obligations required to be performed thereunder, then upon written notice from Dealer, Guarantor will perform or cause to be performed such unperformed obligations as required by the Franchise Agreement.

         2. NO WAIVER BY DEALER. No delay or failure of Dealer in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by Dealer of any right, power or remedy shall preclude any further exercise thereof or the exercise of any other right, any power or remedy.

         3. PLACE OF EXECUTION; GOVERNING LAW. Guarantor acknowledges that this Guaranty was delivered in Georgia, and shall be governed and construed in accordance with Georgia law (excluding the laws of conflicts).

         4. MODIFICATIONS. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Dealer or any officer or agent of Dealer, except by a writing signed by a duly authorized officer of Dealer.

         5. NOTICES. Any and all notices, elections or demands permitted or required to be made under this Guaranty shall be in writing, signed by the party giving such notice, election or demand, and shall be mailed by registered or certified United States mail, postage prepaid, or otherwise delivered to the other party at the address set forth below, or at such other address within the continental United States of America as the addressee may hereafter designate in writing. The effective date of such notice, election or demand shall be the date of delivery. For the purposes of this Guaranty:

         (a)           The address of Dealer is:

                       -------------------------
                       -------------------------

         (b)           The address of Guarantor is:

                       The Maxim Group, Inc.
                       210 TownPark Drive
                       Kennesaw, Georgia 30144

         6. SUCCESSORS AND ASSIGNS. The provisions of this Guaranty shall bind Guarantor and its successors and shall benefit Dealer and its successors and assigns.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.



                                              THE MAXIM GROUP, INC.



                                              By:
                                                 ------------------------------
                                              Name:    A.J. Nassar
                                              Title:   President




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